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                                                                   Exhibit 10.56

                                January 16, 2001

Polar Molecular Corporation
4600 S. Ulster
Suite 700
Denver, CO 80237

     Attn: Mark L. Nelson, Chairman, President and Chief Executive Officer

Gentlemen:

     The purpose of this letter (this "Letter Agreement") is to confirm the engagement of APS Financial Corporation, a Colorado corporation ("APS Financial") to act as exclusive placement agent to Polar Molecular Corporation (the "Company") in connection with a proposed private placement (the "Bridge Placement') of the Company's ten percent (10%) Cumulative Redeemable Preferred Stock (together with the related stock purchase warrants described below, the "Bridge Securities"). Furthermore, if aggregate subscriptions of at least $350,000 (the "Minimum Bridge Subscriptions") are received in the Bridge Placement, then, pursuant to this Letter Agreement, APS Financial will also act as exclusive placement agent to the Company in connection with a subsequent proposed private placement (the "Secondary Placement") of shares of the Company's preferred stock subject to the terms and conditions of this Letter Agreement. The Bridge Securities and the stock and purchase warrants offered in the Secondary Placement are collectively referred to herein as the "Securities." As used in this Letter Agreement, "subscriptions" means the tender to the Company of properly completed subscription documents, prepared in accordance with Section 1.3, that have been executed by the subscribing investor and which include tender of payment in accordance with the terms of such subscription documents.

     1. Engagement. It is expressly understood and acknowledged that APS Financial's engagement hereunder does not constitute any commitment, expressed or implied, on the part of

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Polar Molecular Corporation
January 16, 2001
Page 2

APS Financial to purchase or place the Securities and that the placements of the Securities by APS Financial will be made on a "best efforts" basis.

          1.1 Bridge Placement. The Company will offer, on an exclusive basis, through APS Financial, up to $750,000 of the Bridge Securities. The Bridge Securities will consist of units comprised of the Company's ten percent (10%) Cumulative Redeemable Preferred Stock together with warrants entitling the holders thereof to purchase, such number of shares of common stock of the Company as is equal to four and four-hundredths percent (4.04%) of the fully diluted outstanding shares of common stock of the Company as of the conclusion of the Bridge Placement; it being understood that the calculation of full dilution shall include all outstanding common stock warrants, options, conversion and other acquisition rights of any kind (including without limitation royalties, debt, interest, compensation, Series A Preferred stock and consulting-related conversions into equity), as well as the Bridge Securities sold in the Bridge Placement and all potential shares issuable under the new proposed fifteen percent (15%) officer and director option plan (collectively referred to hereafter as "Fully Diluted Shares"). The total options to be available for award under such officer and director option plan shall equal fifteen percent (15%) of the Fully Diluted Shares (inclusive of those to be included in the option plan itself). The price for the Bridge Securities (the "Bridge Price") will be agreed upon by APS Financial and the Company prior to soliciting offers for the Bridge Placement. The warrants shall expire five (5) years after the close of the first Public Offering (as hereinafter defined). The Bridge Securities shall have such other terms as set forth on Exhibit A hereto, and as otherwise may be agreed upon by APS Financial and

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Polar Molecular Corporation
January 16, 2001
Page 3

     the Company. Furthermore, purchasers of the Bridge Securities shall receive incidental "piggyback" registration rights with respect to the Company common stock obtainable by them, through exercise of warrants, conversion, dividend or otherwise, that will be pari passu with the registration rights granted to APS Financial and the purchasers of the Secondary Securities (as hereinafter defined), and senior to all other registration rights. In addition, upon the vote of a majority-in-interest of the holders of the Bridge Securities after the Company has had net operating income of at least $1,250,000 for a fiscal quarter, the holders of the Bridge Securities shall be entitled to demand a public registration of their shares. Purchasers of the Bridge Securities will enter into one or more agreements with the Company entitling them to information, redemption/repurchase and other contractual rights including, without limitation, rights to convert the Bridge Securities into securities in the Secondary Placement, and a pledge by the Company to the purchasers of the Bridge Securities of a security interest in and to all assets, rights and properties of any kind of the Company to secure the Company's performance of its obligations under such contractual agreements and under the terms of the Bridge Securities themselves.

          1.2 Secondary Placement. For purposes of this Letter Agreement, "Bridge Placement Deadline" means the first business day upon which both of the following conditions are satisfied: (i) five (5) business days have elapsed since the Company has complied with its pre-Closing obligations under Sections 1.3 and 5 as they relate to the Bridge Placement, and (ii) the Company is able to close the sale of the Bridge Securities to full compliance with applicable contractual agreements related thereto.

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Polar Molecular Corporation
January 16, 2001
Page 4

          In the event Minimum Bridge Subscriptions are received by the Company on or before the Bridge Placement Deadline, then APS Financial shall also act as exclusive placement agent to the Company in connection with an offering of up to $4,000,000 of units comprised of Preferred Stock and common stock purchase warrants (collectively, the "Secondary Securities") as set forth generally on Exhibit B hereto and with such further rights and preferences as may be agreed upon by APS Financial and the Company. The Secondary Placement will close thirty (30) calendar days after the Minimum Secondary Deadline (as hereinafter defined), unless otherwise agreed by APS Financial and the Company. The parties acknowledge and agree that the provisions contained on Exhibit B are preliminary only at this time and are subject to further refinement as may be mutually agreed upon as the commencement date of the offering approaches.

          1.3 Compliance Requirements. It is understood and agreed that, in connection with the Bridge Placement and Secondary Placement, it shall be the obligation of the Company to (i) prepare, and provide an adequate supply of, offering memoranda, subscription materials, purchase agreements and related contractual agreements and other related documentation (collectively, the "Offering Materials") all of which must be reasonably acceptable in form and substance to APS Financial, and (ii) qualify the sales of the Securities (through filing, securing an exemption or other required action) with the Securities and Exchange Commission (the "SEC") and under any applicable state securities law or agency. Upon receipt of an acceptable written opinion of legal counsel

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Polar Molecular Corporation
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     to the Company, the requirement of an offering memorandum in connection with the Bridge Placement will be waived.

          1.4 Company Representations and Covenants. The Company represents and warrants that this Letter Agreement and the transactions contemplated hereunder do not violate, conflict with, or, except as set forth on Exhibit C, give rise to any potential right of first refusal to purchase the Securities, or constitute a default under, the terms, conditions or provisions of any contract to which the Company or any of its affiliates is a party, including, without limitation, any underwriting contracts, exclusivity contracts, investor rights agreements or rights of first refusal. The Company agrees to indemnify and hold harmless APS Financial and each purchaser of Securities from and against any losses, costs, expenses or claims, in whole or in part, based on, relating to or arising out of, any of the contracts or transactions described on Exhibit C.

          The Company, and its affiliates, have not taken, and will not take, any action, directly or indirectly, that may cause the Bridge Placement or Secondary Placement to fail to be entitled to exemption from registration under federal or applicable state securities laws or "blue sky" laws.

          1.5 Announcements. APS Financial may, at its own expense, place announcements or advertisements in financial newspapers and journals describing its services hereunder.

          1.6 Future Transactions.

               A. If any persons or entities introduced to the Company by APS Financial make an investment in the Company, whether in the form of debt,

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Polar Molecular Corporation
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          equity or otherwise, on or before December 31, 2003, APS Financial will be paid fees with respect to each such investment (and receive such additional non-cash compensation such as warrants, etc.) calculated on the same basis as was applicable to the then most recent prior offering in which APS Financial was entitled to fees or other compensation with respect to its services in connection with such offering. If any person or entity that subscribes for any of the Securities are not introduced to the Company by APS Financial (a "Company Investor"), and any Company Investor thereafter makes an investment in the Company on or before December 31, 2002, whether in the form of debt, equity or otherwise, APS Financial will be entitled to receive, at the closing of each such investment, warrants entitling APS Financial, its employees, affiliates, agents or representatives and their respective assigns or successors to exercise an option to purchase, in whole or in part at any time, and from time to time, such number of shares of common stock of the Company as is equal to five percent (5%) of the total common stock acquired or acquirable (through the conversion of preferred stock, exercise of warrants or options, or otherwise) by each such Company Investor. The warrants shall be exercisable until the fifth (5th) anniversary of the close of the first Public Offering (as hereinafter defined), and the exercise price per share shall be the purchase price per share of common stock implicit in the applicable investment by the Company Investor. The warrants shall have such other terms and conditions as the Bridge Placement Warrants described in Section 2.2. The Company agrees to promptly (and in any event prior to

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Polar Molecular Corporation
January 16, 2001
Page 7

          accepting any sales proceeds) notify APS Financial in writing if it believes any investor is a Company Investor, and if the parties are not able to agree on the status of an investor for purposes of this paragraph then either party my submit the dispute to arbitration as set forth in Section 6. If APS Financial is not timely notified by the Company as provided in the preceding sentence, then the investor will be deemed to have been introduced by APS Financial.

               B. "Minimum Secondary Deadline" means the first business day on which all of the following conditions are satisfied: (i) forty-five
          (45) calendar days have elapsed since the Company has complied with its pre-Closing obligations under Sections 1.3 and 5 as they relate to the Secondary Placement, (ii) the Company is able to close the sale of the Secondary Securities in full compliance with applicable contractual agreements related thereto, and (iii) the Company is in compliance with its contractual obligations to APS Financial and the purchasers of the Bridge Securities. In the event that a minimum of $2,000,000 in subscriptions are received by the Company in the Secondary Placement ("Minimum Secondary Subscriptions") on or before the Minimum Secondary Deadline, the APS Financial shall have a right of first refusal to serve as exclusive placement agent with respect to the next offering of at least $2,000,000 (other than a Public Offering) on terms and conditions mutually agreeable to the Company and APS Financial, but in no event shall the compensation to APS Financial (both cash and non-cash compensation in the form of warrants, etc.) be less than eighty percent (80%) of the rates of

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January 16, 2001
Page 8

          compensation provided for with regard to the Secondary Placement unless agreed upon by APS Financial in its sole discretion. Notwithstanding the preceding sentence, with respect to any offerings of at least $2,000,000 on or before December 31, 2002 in which the Company is paying no form of compensation whatsoever to any broker, finder or other type of agent (a "Direct Investment"), APS Financial's right of first refusal described above shall not apply and, in lieu thereof, APS Financial shall be entitled to receive warrants entitling APS Financial, its employees, affiliates, agents or representatives and their respective assigns or successors to exercise an option to purchase, in whole or in part at any time, and from time to time, such number of shares of common stock of the Company as is equal to five percent (5%) of the total common stock acquired or acquirable (through the conversion of preferred stock, exercise of warrants or options, or otherwise) by the investors in each such Direct Investment. The warrants shall be exercisable until the fifth (5th) anniversary of the close of the first Public Offering, and the exercise price per share shall be the purchase price per share of common stock implicit in the applicable Direct Investment. The warrants shall have such other terms and conditions as the Bridge Placement Warrants described in Section
          2.2. Receipt of warrants by APS Financial with respect to Direct Investments shall not terminate or otherwise affect APS Financial's right of first refusal set forth in this paragraph. If APS Financial elects not to exercise its right of first refusal with respect to an offering to which it applies, then the right of first refusal will terminate with respect to any future

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Polar Molecular Corporation
January 16, 2001
Page 9

          offering; provided APS Financial will continue to be entitled to participate in a Public Offering pursuant to subsection C below. A "Public Offering" is an underwritten public offering of the Company's common stock pursuant to a registration statement filed with, and declared effective by, the SEC.

               C. In the event Minimum Secondary Subscriptions are received by the Company by the Minimum Secondary Deadline, then if the Company undertakes a Public Offering, the Company agrees that APS Financial shall be entitled to be included as an underwriter therein for no less than twenty percent (20%) of the total maximum amount of such offering. Any related underwriting agreement shall be on terms and conditions mutually agreeable to the parties: provided the compensation to APS Financial thereunder shall be no less favorable than that applicable to the lead underwriter (including management fees, selling concessions and all other forms of compensation to the lead underwriter). APS Financial's rights to be included in a public offering pursuant to this paragraph shall only apply to the first applicable offering.

               D. In the event Minimum Bridge Subscriptions are received by the Company on or before the Bridge Placement Deadline, then the provisions of subsection A of this Section 1.6 shall survive any termination or expiration of this Letter Agreement. In the event Minimum Secondary Subscriptions are received by the Company on or before the Minimum Secondary Deadline, then the provisions of subsections B. and C. of this Section 1.6 shall survive any termination or expiration of this Letter Agreement.

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Polar Molecular Corporation
January 16, 2001
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     2. Fees and Expenses. As compensation for APS Financial's services hereunder, the Company hereby agrees to pay and deliver, promptly upon receipt of any proceeds from sales of the Securities, to APS Financial, the fees, shares and warrants as follows:

          2.1 Cash Fees. A Cash Placement Fee equal to five percent (5%) of the total amount of gross proceeds received for Bridge Securities. With respect to the Secondary Placement, APS Financial shall be paid a selling concession of eight percent (8%), a due diligence fee of four percent (4%) and an unaccountable expense reimbursement of three percent (3%), in each case based on the total gross proceeds from the Secondary Placement. Bridge Securities converted into the Secondary Placement will be treated as proceeds from the Secondary Placement for fee purposes.

          2.2 Bridge Placement Warrants. Warrants (the "Bridge Placement Warrants") entitling APS Financial, its employees, affiliates, agents, or representatives, and their respective assigns or successors, to exercise an option to purchase, in whole or in part at any time, and from time to time, on or prior to the fifth (5th) anniversary of the close of the first Public Offering, such number of shares of common stock of the Company as is equal to two and two-hundredths percent (2.02%) of the fully diluted outstanding shares of common stock of the Company as of the conclusion of the Bridge Placement. The exercise price, and other terms and conditions of the Bridge Placement Warrants, shall be the same as the warrants included in the Bridge Securities. Full dilution will be calculated on the same basis as described in Section 1.1 and shall include, without limitation, all shares issued or issuable in the Bridge Placement and to APS Financial with respect to the Bridge Placement pursuant to his Letter Agreement. The Bridge

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     Placement Warrants shall be delivered promptly upon conclusion of the
     Bridge Placement. All common stock acquirable upon exercise of the Bridge Placement Warrants shall be subject to the same type and priority of registration rights as provided to purchasers of the Securities pursuant to
     Section 1.1.

          2.3 Monthly Advisory Fees. Subject to the terms of this Section 2.3, APS Financial shall be entitled to receive monthly advisory fees in the amount of $10,000 per month, beginning with the month of December, 2000 and continuing thereafter until the Company completes the first Public Offering. The first payment of the monthly amounts due under this Section shall be made on April 1, 2001. Thereafter, payment shall be made quarterly on the first business day after the calendar quarter to which the payment relates. The Company will issue APS Financial common stock in lieu of cash to discharge its obligations under this Section at a rate equal to the per share exercise price of the Bridge Placement Warrants; provided that if subscriptions totaling $4,000,000 or more are received by the Company in the Secondary Placement, then one-half of each subsequent month's advisory fees will be paid in cash and the remainder shall be paid in Company common stock at the rate equal to the per share exercise price of the warrants described in Section 2.4.

          2.4 Secondary Placement Warrants. Warrants entitling APS Financial, it's employees, affiliates, agents, or representatives, and their respective assigns or successors, to exercise an option to purchase, in whole or in part at any time, and from time to time, on or prior to the fifth (5th) anniversary of the close of the first Public Offering, such number of common shares of the Company as is equal to fifteen percent

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Polar Molecular Corporation
January 16, 2001
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     (15%) of the total maximum amount of common shares that holders of the
     Secondary Securities may acquire, by conversion, exercise of warrants, or otherwise, at the conclusion of the Secondary Placement. The exercise price per share shall be the purchase price per share of common stock implicit in the Secondary Placement, and the other terms and conditions of the warrants, shall be the same as the Bridge Placement Warrants. All common stock acquirable upon exercise of the warrants (and all other common stock acquirable by APS Financial under the terms of this Letter Agreement) shall be subject to the same type and priority of "piggyback" registration rights as provided to purchasers of the Securities pursuant to Section 1.1

          2.5 Expenses. The Company shall reimburse APS Financial for the fees and expenses of legal counsel to APS Financial incurred in connection with the Bridge Placement and the Secondary Placement, up to a maximum of $25,000 for each such placement. The Company shall reimburse APS Financial for such expenses related to the Bridge Placement upon receiving Minimum Bridge Subscriptions on or before the Bridge Placement Deadline; and shall reimburse APS Financial for expenses related to the Secondary Placement upon receiving Minimum Secondary Subscriptions on or before the Minimum Secondary Deadline.

     3. Board Positions. As soon as the Company receives the Minimum Bridge Subscriptions, and thereafter until the end of the first fiscal year that begins after the close of the first Public Offering, the Company shall elect, or cause the election of, two representatives selected by APS Financial to the Company's Board of Directors. Such directors shall be entitled to reimbursement of all reasonable travel and lodging expenses incurred in attending meetings.

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Notwithstanding the foregoing, if in connection with the Secondary Placement, or any subsequent equity financing by the Company, any investor investing
$1,000,000 or more in such financing desires or demands to be, or have a representative on, the Company's Board of Directors, then APS Financial will relinquish one of its Board seats in order to allow the Company to accommodate such request. The initial APS Financial representatives shall be Bill Searles and George Conwill. Thereafter, during the period APS Financial is entitled to designate any directors pursuant to this Section, it shall be entitled to present any persons it desires to name as replacement Board representatives to the Company and such persons shall be considered in good faith by the Company for approval subject to commercially reasonable standards for Board membership; provided the Company's approval shall not be unreasonably withheld. Furthermore, in the event an APS Financial Board representative can not attend a Board meeting, then APS Financial shall be entitled to have substitute representatives attend or otherwise participate in meetings whenever the current designated director(s) are unable to do so for a maximum of two successive Board meetings or two months (whichever is the greater time span).

     4. Indemnification. The Company agrees to indemnify APS Financial and related persons and affiliates in accordance with the indemnification provisions attached hereto as Schedule I, the provisions of which are incorporated herein in their entirety. These indemnity obligations shall survive any expiration or termination of this Letter Agreement.

     5. Disclosure. The Company recognizes and confirms that APS Financial, in acting pursuant to this engagement, will be using information in reports and other information provided by others, including, without limitation, information provided by or on behalf of the Company, and that APS Financial does not assume responsibility for and may rely, without independent

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January 16, 2001
Page 14

verification, on the accuracy and completeness of any such reports and information. The Company hereby warrants that the Offering Materials, and any other information relating to the Company or the Placements contemplated herein, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in the light of circumstances under which they were made, not misleading. The Company agrees to provide APS Financial with (i) prompt notice of any material development affecting the Company or the occurrence of any event or other change known to the Company that could result in any Offering Materials containing an untrue statement of a material fact or omitting to state any material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, (ii) copies of any financial reports as soon as reasonably practicable and (iii) such other information concerning the business and financial condition of the Company as APS Financial may, from time to time, request. APS Financial will have the right to approve all Offering Materials and other written communications furnished by or on behalf of the Company in connection with the Bridge Placement or Secondary Placement and the Company will cause to be furnished to APS Financial and the purchasers of the Securities, on the respective closing dates of the Placements, copies of such opinions of counsel and such other documents, letters, certificates and opinions as APS Financial or the purchasers may reasonably request in form and substance reasonably satisfactory to APS Financial and its counsel.

     The Company agrees that any information or advice rendered by APS Financial or its representatives in connection with this engagement is for the confidential use of the Company only and, except as otherwise required by law, the Company will not and will not permit any

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January 16, 2001
Page 15

third party to disclose or otherwise refer to such advice or information in any manner without APS Financial's prior written consent.

     6. Binding Arbitration. In the event of any dispute relating to this Letter Agreement, the same shall be referred to three arbitrators for binding arbitration. The three arbitrators shall be selected, one each, by (i) the Company, (ii) APS Financial, and (iii) mutual agreement of the two arbitrators selected by the Company and APS Financial. Each arbitrator shall be a knowledgeable, independent businessperson or professional. If either the Company or APS Financial refuse to neglect to appoint an arbitrator within thirty (30) days after receipt of the written request for arbitration, the initiating party may appoint a second arbitrator. If the two arbitrators fail to agree on the selection of a third arbitrator within thirty (30) days of their appointment, each of them shall name three individuals, of whom the other shall decline two, and the decision shall be made by drawing lots.

     The Company shall bear and APS Financial shall bear their own expense in an arbitration including their arbitrator fees and attorneys' fees. The Company and APS Financial shall each bear half of the expense of the third arbitrator. Any remaining costs of the arbitration proceedings shall be apportioned by the three arbitrators.

     The arbitration proceedings shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association, except that the Company and APS Financial shall be entitled to take discovery as provided under Federal Rules of Civil Procedure Nos. 28 through 36 during a period of ninety (90) days after the final arbitrator is appointed and the arbitrators shall have the power to issue subpoenas, compel discovery, award sanctions and grant injunctive relief. The arbitrators shall be entitled to retain an independent attorney to

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Polar Molecular Corporation
January 16, 2001
Page 16

advise them as to legal matters. The arbitration hearings shall commence no sooner than one hundred twenty (120) days after the date the final arbitrator is appointed and not later than one hundred eighty (180) days after such date. The arbitration hearing shall be conducted during normal working hours on business days without interruption or adjournment of more than two (2) days at any one time or six (6) days in the aggregate. The arbitrators shall decide by a majority vote of the arbitrators. The arbitrators shall deliver their decision to the Company and APS Financial in writing within twenty (20) days after the conclusion of the arbitration hearing, which written decision shall include detailed findings of fact and conclusions of law. There shall be no appeal from their written decision, except as permitted by applicable law.

     Any arbitration instituted pursuant to this Section shall be held in Austin, Texas or such other city that is mutually agreeable to the Company and APS Financial, with the precise location within such city being as agreed upon by the Company and APS Financial or, absent such agreement, at a location within such city designated by the American Arbitration Association's resident manager in Austin, Texas.

     Notwithstanding any other provision of this Section, nothing contained in this Letter Agreement shall require arbitration of any issue for which injunctive relief is properly sought by a party hereto; provided the awarding of monetary damages may only be made through arbitration. The arbitrators, if they find that any party has acted in a fraudulent manner with respect to any representation contained in, or any transaction contemplated by, this Letter Agreement, may award punitive damages to the victim of such fraudulent conduct.

     7. Termination. Either party shall have the right to terminate this Letter Agreement, by written notice to the other party, in the event the Minimum Bridge Subscriptions are not

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Polar Molecular Corporation
January 16, 2001
Page 17

received by the Bridge Placement Deadline or the Minimum Secondary Subscriptions are not received by the Minimum Secondary Deadline. Unless so terminated, this Letter Agreement shall remain in effect in accordance with its terms. Upon any termination or expiration of this Letter Agreement, all provisions which, by their terms or by necessary implication, are intended to survive termination or expiration shall thereafter remain binding and enforceable. Without limiting the foregoing, the parties agree that the provisions of Sections 1.4, 3, 4, 5 and 6, as well as any obligations to pay or deliver any compensation pursuant to Sections 1.6 and 2 that was earned prior to expiration or termination, and to reimburse any expenses incurred prior to expiration or termination pursuant to
Section 2.5, shall survive any expiration or termination of this Letter
Agreement.

     8. Miscellaneous. This Letter Agreement (a) shall be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof, (b) incorporates the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous agreements should they exist with respect thereto, (c) may not be amended or modified except in a writing executed by the Company and APS Financial and (d) shall be binding upon and inure to the benefit of the Company, APS Financial, the other Indemnified Parties and their respective successors and assigns. The Company and APS Financial agree to waive trial by jury in any action, proceeding or counterclaim brought by or on behalf of either party with respect to any matter whosoever relating to or arising out of any actual or proposed Placement or the engagement of or performance by APS Financial hereunder. The Company acknowledges that APS Financial, in connection with its engagement hereunder, is acting as an independent

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January 16, 2001
Page 18

contactor with duties owing solely to the Company and that nothing in this agreement is intended to confer upon any other person any rights or remedies hereunder or by reason hereof.

     This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Please confirm that the foregoing is in accordance with your understanding of our agreement by signing and returning to us a copy of this letter.

                                            Very truly yours,

                                            APS FINANCIAL CORPORATION


                                            By: /s/ George S. Conwill
                                                --------------------------------
                                            Printed Name: George S. Conwill
                                            Title: President


Accepted and agreed to as of the date of this Letter Agreement

POLAR MOLECULAR CORPORATION


By: /s/ Mark L. Nelson
    -----------------------------
Printed Name: Mark L. Nelson
Title: President/CEO